Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-275728) and Form F-3 (File No. 333-282101) of Eco Wave Power Global AB (publ) of our report dated March 3, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 3, 2025